UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2005

MAYTAG CORPORATION

(Exact name of registrant as specified in its charter)

A Delaware Corporation

(State or other jurisdiction incorporation)

Commission file number 1-655

I.R.S. Employer Identification No. 42-0401785

403 West Fourth Street North, Newton, Iowa 50208

(Address of principal executive offices)

Registrant’s telephone number: 641-792-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

Maytag Corporation announced on November 7, 2005 that it is expected to close its Florence, South Carolina, laundry plant, early in the first quarter of 2006. The decision to close the plant was made on November 3, 2005. The shutdown will impact approximately 60 employees. Maytag’s results have been and continue to be adversely impacted by excess manufacturing capacity. The shutdown is part of Maytag’s ongoing efforts to address its manufacturing footprint and remove cost barriers to acceptable financial performance. Maytag has stated that its excess manufacturing capacity issues and related costs are concentrated in the laundry and floor care product categories.

Restructuring and related charges associated with the plant closing are expected to be in the range of $40-$50 million of which the majority should be recognized in the fourth quarter of 2005. Of these charges, $1 million to $2 million is expected to be for severance and related personnel costs, $7 million to $12 million is expected to be for fulfilling purchase commitments and $30 million to $35 million is expected to be for asset write-downs and accelerated depreciation. Maytag currently expects net cash payments of approximately $10 million in connection with the shutdown that will primarily occur in 2006 related to severance and fulfilling purchase commitments.

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements speak only as of this date and include statements regarding anticipated future restructuring charges and cash payments relating to the planned shutdown of the Florence, South Carolina, laundry plant. These statements are based on the current expectations of management of Maytag. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. Such risks and uncertainties include: (1) severance amounts that differ from the original estimate due to employees leaving before termination date for which they would than not be paid severance (2) asset impairment charges and net cash payments include assumed proceeds from the sale of property, plant and equipment and those assumptions could change due to the marketability of those assets and (3) terms of certain purchase commitments are still subject to negotiation and therefore ultimate payments could change materially.

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Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

The exhibits accompanying this report are listed in the accompanying Exhibit Index.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maytag Corporation
(Registrant)

	By:	/s/ George C. Moore
George C. Moore
Executive Vice President and Chief Financial Officer
November 7, 2005
(Date)

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EXHIBIT INDEX

The following exhibits are filed herewith.

Exhibit No.
99	Press release announcing exit activities

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